                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934.
  For the fiscal year ended September 30, 1998

                  Adirondack Financial Services Bancorp, Inc.
             (Exact name of registrant as specified in its charter)

            Delaware                     333-43697               14-1801465
(State or other jurisdiction of     (Commission File No.)      (IRS Employer
 incorporation or organization)                              Identification No.)

                  52 North Main Street, Gloversville, NY 12078
                    (Address of principal executive offices)

                                 (518) 725-6331
              (Registrants telephone number, including area code)

              (Former name, former address and former fiscal year,
                         if changed since last report.)

Item 1. Changes in Conrol of Registrant.
        None

Item 2. Acquisition or Disposition of Assets.
        None

Item 3. Bankruptcy or Receivership.
        None

Item 4. Changes in registrant's Certifying Accountant.
        None

Item 5. Other Events.
        On October 30, 1998, the Registrant issued the attached press release.

Item 6. Resignations of Registrant's Directors.
        None

Item 7. Financial Statements and Exhibits.
        Exhibit 1 - Press Release

Item 8. Change in Fiscal Year.
        None

Item 9. Sales of Equity Securities Pursuant to Regulation S.
        None


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                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Adirondack Financial Services Bancorp, Inc.
-------------------------------------------
(Registrant)

                         Dated: October 30, 1998      /s/ Lewis E. Kolar
                                                      --------------------------
                                                      Lewis E. Kolar
                                                      President and CEO

                         Dated: October 30, 1998      /s/ Menzo D. Case
                                                      --------------------------
                                                      Menzo D. Case
                                                      Executive VP and CFO

 Adirondack Financial Services Bancorp, Inc,
 Exhibit 1. Press Release


 Adirondack Financial Services Bancorp, Inc.
 52 North Main Street
 Gloversville, NY 12078

 NASDAQ Symbol: AFSB

 Contact: Menzo D. Case
          EVP & CFO
          (518) 725-6331

 For Immediate Release

 Friday, October 30, 1998

               Adirondack Financial Announces Fiscal Year Earnings

 Gloversville, NY -- Adirondack Financial Services Bancorp, Inc. (Nasdaq OTC:
 AFSB) reported that consolidated unaudited net income for the year ended September 30, 1998 was $234,000. For the year ended September 30, 1997 Gloversville Federal Savings and Loan Association had a net loss of $583,000. Earnings per share from the conversion date to September 31, 1998 was $.19 based on weighted average shares outstanding of 608,559 and estimated earnings of $114,000. Per share earnings data for any period prior to April 6, 1998 are not applicable as the Company converted to stock form on that date.

 Total assets were $68.2 million at September 30, 1998 as compared to $61.0 million at September 30, 1997. The increase was primarily attributable to net proceeds of $5.5 million received from Adirondack Financial's subscription offering, a $677,000 increase in deposits and a $700,000 increase in borrowings.

 Gross loans increased $523,000 and were $51.8 million at September 30, 1998. Multi-family and commercial real estate loans and commercial business loans Increased $1.9 million from $9.4 million at September 30, 1997 to $11.2 million at September 30, 1998. Residential one-to-four family loans declined from $36.9 million at September 30, 1997 by $1.2 million to $35.7 million at September 30, 1998. Other loan balances did not change significantly during fiscal year 1998.

 Nonperforming loans decreased $2.0 million from $3.8 million at September 30, 1997 to $1.8 million at September 30, 1998. The ratio of nonperforming loans to gross loans decreased to 3.52% at September 30, 1998 from 7.39% at September 30, 1997.

 Deposits increased $677,000 from $56.1 million at September 30, 1997 to $56.8 million at September 30, 1998. Demand and NOW account balances increased from $5.1 million at September 30, 1997 to $5.7 million at September 30, 1998. Savings and money market accounts were $23.9 million at September 30, 1998 as compared to $23.0 million September 30, 1997. Time deposits declined $824,000 from $28.0 million at September 30, 1997 to $27.2 million at September 30, 1998. Borrowings increased from $1.3 million at September 30, 1997 to $2.0 million at September 30, 1998. The time deposit decline was due to the maturity of higher costing time deposits that were not maintained by the Association as borrowings were a less expensive option available to meet short-term funding needs.

 Net interest income was $2.5 million for the fiscal years ended September 30, 1998 and 1997.

 The provision for loan losses was $120,000 and $792,000 for the years ended September 30, 1998 and 1997, respectively. The allowance for loan losses was $1.5 million or 81.91% of nonperforming loans at September 30, 1998, compared to 42.53% at September 30, 1997.



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 Non-interest expense decreased $106,000 and was $2.2 million for the year ended
 September 30, 1998 as compared to $2.3 million for the year ended September 30, 1997. The decrease was attributable to cost saving measures taken in general operations, and a reduction in other real estate expenses and other expenses, offset partially by higher employee benefit costs.

 Adirondack Financial Services Bancorp, Inc., a newly formed bank holding company, began trading its stock upon the completion of its initial stock offering on April 6, 1998. Simultaneously, Adirondack Financial became the owner of all of the outstanding shares of Gloversville Federal Savings and Loan Association. The Company has two retail offices located in Gloversville, NY and Saratoga Springs, NY.



                                           END



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                   Adirondack Financial Services Bancorp, Inc.
                   Selected Consolidated Financial Information

                                                                      At September 30, 1998     At September 30, 1997
                                                                      -----------------------------------------------
                                                                                      (In Thousands)
Total assets                                                              $ 68,241                    $61,022
Cash and cash equivalents                                                    5,145                      1,922
Net loans receivable                                                        50,201                     49,526
Mortgage-backed securities available for sale                                3,959                      3,589
Other securities available for sale                                          6,813                      3,428
                                                                            -------                    -------
Total securities available for sale                                         10,772                      7,017
                                                                            -------                    -------
Deposits                                                                    56,794                     56,117
Borrowings                                                                   2,000                      1,300
Total equity                                                                 9,155                      3,280

                                                                             For the Years Ended September 30,
                                                                      -----------------------------------------------
                                                                              1998                      1997
                                                                           -------                    -------
                                                                                        (In Thousands)
Interest income                                                           $  5,006                    $ 4,905
Interest expense                                                             2,525                      2,447
Net interest income                                                          2,481                      2,458
Provision for loan losses                                                      120                        792
Net interest income after provision for loan losses                          2,361                      1,666
Total non-interest income                                                      175                        155
Non-interest expense                                                         2,213                      2,319
Income (loss) before income tax expense                                        323                       (498)
Income tax expense                                                              89                         85
Net income (loss)                                                              234                       (583)
Earnings per weighted average common shares outstanding(l)                $   0.19                        n/a
Weighted average common shares outstanding (2)                             608,559                        n/a


                    Selected Financial Ratios and Other Data

                                                                                      For the Years Ended
                                                                                     9/30/98       9/30/97
                                                                                     -------       -------
Performance Ratios:
Return (Loss) on average assets                                                        0.36%        (0.94%)
Return (Loss) on average equity                                                        5.13%       (16.30%)
Average interest rate spread during period                                             3.86%         3.96%
Net interest margin                                                                    4.02%         4.11%
Ratio of operating expenses to average total assets (3)                                3.39%         3.63%
Efficiency ratio (4)                                                                  82.20%        85.94%
Ratio of average interest-earning assets
 to average interest-bearing liabilities                                             103.87%       103.76%

 Average equity to average assets                                                      7.08%         5.78%

(1) Based upon estimated earnings from the conversion date of April 6, 1998 to September 30, 1998.
(2) Weighted average common shares outstanding from the conversion date of April 6, 1998 to
    September 30, 1998.
(3) Operating expenses exclude OREO expenses of $30,000 and $73,000 for periods ended
    September 30, 1998 and 1997.
(4) The efficiency ratio represents operating expenses (as defined above) divided by the sum of net interest income and other income.